UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:    March 29, 2019

(Date of earliest event reported)

ALBANY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

216 Airport Drive, Rochester, New Hampshire 03867
(518) 445-2200
(Address and telephone number of the registrant's principal executive offices)
(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code       (603) 330-5850

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) of 1934 (240.12b-2 of this chapter).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2019, Albany International Corp. (the “Company”) announced that Stephen Nolan, former Chief Financial Officer for Esterline Technologies Corporation, has been named the Company’s Chief Financial Officer and Treasurer, effective April 1. Mr. Nolan succeeds John Cozzolino, who has served in a number of positions at the Company since 1994, and has been the Company’s CFO and Treasurer since 2011. Mr. Cozzolino has agreed to provide advisory assistance for a period of time as Mr. Nolan transitions into his new duties.

A copy of the Company’s press release, dated March 29, 2019, which sets forth other information required to be disclosed by this Item and is incorporated by reference herein, is attached as Exhibit 99.1.

A summary of Mr. Nolan’s employment agreement and material compensation terms, which is incorporated by reference herein, is attached as Exhibit 99.2.

A summary of the terms of the Company’s agreement with Mr. Cozzolino for advisory assistance, which is incorporated by reference herein, is attached as Exhibit 99.3.

Item 9.01 Exhibits

Exhibit 99.1 CFO announcement dated March 29, 2019.

Exhibit 99.2 Summary of Nolan compensation terms.

Exhibit 99.3 Summary of Cozzolino advisory assistance compensation terms.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

		By:	/s/ Olivier Jarrault

Name: Olivier Jarrault
Title: President and Chief Executive Officer
(Principal Executive Officer)

Date:	April 2, 2019